                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             J.G. Industries, Inc.
- - - - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - - - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          __________________________

                              JG INDUSTRIES, INC.

                            1615 W. CHICAGO AVENUE

                            CHICAGO, ILLINOIS 60622


To the Shareholders of JG Industries, Inc.:

  Notice is hereby given that the Annual Meeting of Shareholders of JG Industries, Inc., an Illinois corporation (the "Company"), will be held at the Bank of America, Conference Center, 13th Floor, 231 South LaSalle Street, Chicago, Illinois on Tuesday, June 6, 1995 at 10:00 a.m., for the following purposes:

  Proposal 1: To elect ten persons to the Board of Directors;

  Proposal 2: To approve appointment by the Board of Directors of Coopers &
              Lybrand L.L.P. as auditors for the Company;

  And to transact such other business as may properly come before the meeting.

  Shareholders are cordially invited to attend the meeting in person. Whether or not you presently intend to attend the Annual Meeting in person, the Board of Directors asks you to complete, date and sign the enclosed proxy and return it promptly by mail in the envelope provided.

  Only shareholders of record on the books of the Company at the close of business on April 28, 1995 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books will not be closed.

                           By order of the Board of Directors.


                           William M. Guzik
                           Secretary

May 16, 1995

                              JG INDUSTRIES, INC.
                            1615 W. CHICAGO AVENUE
                            CHICAGO, ILLINOIS 60622

                                PROXY STATEMENT
                                 INTRODUCTION

  The enclosed proxy is solicited by and on behalf of the Board of Directors of JG Industries, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders to be held at the Bank of America, Conference Center, 13th Floor, 231 South LaSalle Street, Chicago, Illinois, on Tuesday, June 6, 1995 at 10:00 a.m., and at any adjournments thereof. All shares represented by proxies will be voted at the meeting in accordance with the specifications marked thereon or, if no specifications are made, proxies will be voted in favor of all matters for which proxies have been solicited. Any shareholder giving a proxy may revoke the same at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 16, 1995.

                             VOTING AT THE MEETING

  The Board of Directors has fixed April 28, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The Corporation has two classes of capital stock outstanding: common stock, no par value (the "Common Stock"), and Series "A" 9% cumulative preferred stock, no par value (the "Series A Preferred Stock"). Pursuant to the Certificate of Designation setting forth the voting rights of the Series A Preferred Stock, the holders of such stock have the right to vote only on certain specified matters. The holders of the Series A Preferred Stock do not have the right to vote on any of the proposals set forth in this Proxy Statement.

  As of April 28, 1995, there were 7,054,649 shares of the Company's Common Stock issued and outstanding. The holders of outstanding shares of Common Stock are entitled to one vote per share on any question voted on at the meeting. The By-Laws of the Company provide for cumulative voting for directors; accordingly, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to accumulate said votes and give one candidate as many votes as the number of directors multiplied by the number of owned shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder shall think fit.

  The Company has been advised by certain of its directors and officers and Jupiter Industries, Inc., a Tennessee corporation ("Jupiter"), the holder of approximately 55.0% of the issued and outstanding shares of Common Stock of the Company, that such persons, having the aggregate power to vote 4,261,865 shares of Common Stock, or 60.41% of the outstanding shares of Common Stock, intend to vote (i) for the election of all the nominees of the Board of Directors to be elected at the Annual Meeting, and (ii) for the approval of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as auditors for the Company.

  The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum. Abstentions and broker non-votes are counted for determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as votes against a proposal in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy will be necessary for the election of directors and for the taking of all other action at the meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information, as of April 14, 1995, regarding the beneficial ownership of the Company's Common Stock by (i) all persons who owned of record or, to the knowledge of the Company, beneficially, 5% or more of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table on page 3, and (iv) all directors and executive officers as a group. All shares of Series A Preferred Stock are owned by Jupiter.

                                       Number of Shares     Approximate Percentage
Name of Beneficial Owner               Beneficially Owned          of Class
- - - - ------------------------               ------------------   ----------------------
Jupiter Industries, Inc.                   3,879,773               55.0%
919 North Michigan Avenue
Chicago, Illinois 60611

Peter C. B. Bynoe+                                 0                  0

Sheldon Collen+                                    0                  0

Max Dressler+                                      0                  0

Lionel Goldblatt+*                           182,489/(1)/           2.6

William Hellman+*                            275,000/(2)/           3.8

Charles Jamison+                                   0                  0

Michael Kurzman+                                 500                 **

Philip Rootberg+*                             39,715                 **

Edward Ross+                                       0                  0

Wallace W. Schroeder+                          1,000                 **

Clarence Farrar*                              21,000/(3)/            **

All directors and executive officers
as a group (thirteen persons)                524,092/(4)/           7.3

- - - - -------------------------
/(1)/ This number includes 25,000 shares issuable upon exercise of currently exercisable employee stock options.

/(2)/ This number includes 100,000 shares issuable upon exercise of currently exercisable employee stock options.

/(3)/ This number includes 13,000 shares issuable upon exercise of currently exercisable employee stock options.

/(4)/ This number includes 142,000 shares issuable upon exercise of currently exercisable employee stock options.

/(+)/  Director and nominee for director

/(*)/  Executive Officer

/(**)/ Less than 1%

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid or accrued with respect to fiscal 1995, 1994 and 1993 by the Company and its subsidiaries to the Chief Executive Officer and each of the other highest compensated executive officers whose aggregate compensation for fiscal 1995 exceeded $100,000 (the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE

  Name and                                                          All Other
  Principal Position              Year    Salary ($)   Bonus ($)    Compensation ($)/(1)/
  ------------------              ----    ----------   ---------    ---------------------

William Hellman/(2)/              1995     $324,616     $ 54,190           $  819
  Chairman and Chief              1994      290,002          ---            1,441
  Executive Officer of            1993      295,579      124,000              816
  the Company and President
  of Goldblatt's

Lionel Goldblatt/(3)/             1995     $135,000     $ 11,600           $1,298
  Vice President of the           1994      135,000          ---            1,509
  Company and Chairman            1993      137,058       30,000            1,344
  of the Board of Goldblatt's

Clarence Farrar/(4)/              1995     $168,615     $ 11,396           $2,608
  President and Chief             1994      156,462          ---            2,362
  Operating Officer of the        1993      132,500       32,000            2,243
  Company, and Vice President
  of Goldblatt's

Thomas Pabst/(5)/                 1995     $125,000     $ 10,800           $  904
  Former Vice President of the    1994      120,674          ---            1,364
  Company and Executive Vice      1993      101,923       25,000            1,480
  President of Goldblatt's

- - - - -----------------------------
  /(1)/ The amounts shown represent Company contributions to the account of the named executive officer pursuant to the Company's 401(k) plan, the cost of group term life insurance and reimbursement for medical expenses in excess of that allowable to other employees pursuant to an executive officer health insurance plan.

  /(2)/ Mr. Hellman has entered into an Amended and Restated Employment
        Agreement with the Company, effective as of June 1, 1983 and as subsequently amended, providing for his employment as the President and Chief Executive Officer of the Company and as Chairman of the Executive Committee to serve through July 31, 1995. In addition, under the terms of his Employment Agreement, Mr. Hellman receives a bonus equal to 5% of the pre-tax profit of Goldblatt's Department Stores, Inc. ("Goldblatt's"), as adjusted for certain items, and reimbursement for business expenses of up to $3,500 per month. Mr. Hellman deferred $137,500 of compensation in 1983 which accrued interest as of August 1, 1986 (but not prior thereto) at the prime rate of interest. Such deferred compensation, including accrued interest, in the amount of $237,000 was paid to Mr. Hellman on August 1, 1992. As the interest earned on this deferred compensation was not above market rates, it is not included in the above table. Mr. Hellman has also entered into a Consulting Agreement pursuant to which he has agreed to provide certain services to the Company following the termination of his employment, and he (or his estate) will be paid $171,600 per year for ten years. The obligations of the Company pursuant to the Consulting Agreement are secured by an annuity which has been purchased by the Company, pursuant to a Pledge and Security Agreement dated as of January 25, 1991. Mr. Hellman and the Compensation Committee are currently negotiating an extension of his Employment Agreement beyond July 31, 1995.

  /(3)/ Mr. Goldblatt has entered into an Employment Agreement with the Company, effective as of June 1, 1983 and as subsequently amended, providing for his employment as a Vice President of the Company and as Chairman of Goldblatt's through July 31, 1996, with his then effective salary and other employee benefits to continue, as payment for certain consulting services, for one year thereafter upon expiration of the Agreement or termination thereof prior to expiration in certain events.

  /(4)/ Mr. Farrar has entered into an Employment Agreement with the Company, dated as of November 30, 1990 and as subsequently amended, providing for his employment as President and Chief Operating Officer for one year terms automatically renewable unless either party gives written notice to the other of non-renewal. If the Company gives notice of non-renewal, then Mr. Farrar is entitled to a sum equal to twelve months salary as severance pay.

  /(5)/ Mr. Pabst terminated his employment with the Company effective February
        28, 1995. Pursuant to his Employment Agreement with the Company dated as of November 30, 1990 Mr. Pabst will receive a sum equal to six months salary as severance pay.



                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee is charged by the Board of Directors with determining salary and bonus arrangements for all executive officers of the Company with the exception of its Huffman Koos Inc. ("HKI") subsidiary. Compensation arrangements with HKI's executive officers are the responsibility of HKI's Compensation Committee. The Company's Compensation Committee is composed of Mr. Jamison (Chairman), Mr. Dressler and Mr. Kurzman, all non-employee directors. HKI's Compensation Committee is comprised of Mr. Hellman (Chairman), Mr. Rootberg and Mr. Ross, all of whom are directors of both HKI and the Company. The Company's Compensation Committee and HKI's Compensation Committee each met once in fiscal year 1995.

  Compensation consists of a base salary and a bonus. The base salary level is established using experience, longevity and degree of responsibility as a guideline. The Compensation Committee has not retained a consultant or commissioned any surveys.

  All bonuses are earned based on a pre-determined formula related to the profit performance of the Company or its subsidiaries. The bonus of Mr. Hellman, the Chief Executive Officer of the Company, is equal to 5% of the pre-tax profit of Goldblatt's. The Committee feels that this contractual arrangement fairly provides a productivity clause to the performance of Goldblatt's which is of utmost importance to the stability of the Company. Mr. Hellman does not and has not drawn a salary or bonus from any other division. Mr. Hellman is also the Chairman of HKI, and was the President of Goldblatt's through most of the 1980's, and reassumed that position in 1993. Other than Mr. Hellman, the executive officers of both Goldblatt's and HKI participated in a bonus pool which is equal to 5% of the pre-tax profits, as adjusted, of the respective subsidiary. Due to the high degree of responsibility for the overall performance of these subsidiaries, Mr. Fred Berk, the chief executive officer of HKI, and Mr. Lionel Goldblatt, the Chairman of Goldblatt's, received the largest share of the respective executive officer bonus pools. These pools were of $288,000 and $43,500, respectively. Mr. Farrar, the President and Chief Operating Officer of the Company, shared in a $17,300 bonus pool with other officers of the Company, excluding Mr. Hellman, which is based upon 1.5% of the Company's pre-tax income.

  Management of the Company continues the process of turnaround and rebuilding. These efforts have resulted in the Company reporting a profit for the current fiscal year. The changes made to achieve this improvement have required significant efforts on the part of current management. While both the Huffman Koos furniture division and the Goldblatt's department store division reported significant improvements this year, much remains to be done. Therefore, the Compensation Committee believes that during this period of restructuring, it is inappropriate to compare the Company's current year operating results and stock price performance to changes in compensation of the CEO and other officers.

  The Committee also reviews and administers policies and programs with respect to employment and other agreements with executives. The Committee believes these arrangements with executives serve the important purpose of assuring continuing loyalty and concentration.

  Overall, the Company has maintained employee compensation programs designed to compensate its officers, managers and other key employees in relationship to the profitability of the Company as well as individual job performance. In addition, stock options for officers, managers and other key employees are awarded at the discretion of this committee after consultation with the CEO and approval by the Board. The stock option program is designed to give additional incentive to key employees, which in turn enhances the value of the Company to all shareholders.

                          The Compensation Committee



  Charles Jamison             Michael Kurzman                Max Dressler


                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS


  Mr. Jamison is an officer of Jupiter.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Compensation Committee on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                             DIRECTOR COMPENSATION

  Each director who is not an officer of the Company or its subsidiaries receives an annual fee of $5,000 plus $500 for each Board meeting attended, and is also compensated for all committee meetings at a rate equal to one-half of that set from time to time for Board meetings. Outside directors may also be compensated for attendance at meetings with the executives of the Company and for related services on behalf of the Company, in the discretion of the Executive Committee.

                              STOCK OPTION PLANS

  The Company's 1983 Stock Option and Stock Appreciation Rights Plan, as amended and restated, (the "1983 Plan"), authorized the issuance to salaried officers and other key employees of incentive stock options, non-incentive stock options and stock appreciation rights to acquire a maximum of 300,000 shares of the Company's Common Stock (subject to adjustment as provided in the 1983 Plan). As of April 14, 1995, 23,500 shares of the Company's Common Stock were subject to outstanding options, and there were six participants under the 1983 Plan. The average per share exercise price of all such options was $.50. As of April 14, 1995, 3,500 shares remained available for grants.

  The Company's 1988 Stock Option Plan, as amended and restated (the "1988 Plan"), approved by the shareholders at the annual meeting on June 14, 1988, and amended by the shareholders at the annual meeting on July 20, 1993, authorizes the issuance of 320,000 shares of the Company's Common Stock to salaried officers and other key employees of the Company and its subsidiaries. As of April 14, 1995, 139,000 shares of the Company's Common Stock were subject to outstanding options, and there were seven participants under the 1988 Plan. The average per share exercise price of all such options was $.96. As of April 14, 1995, 179,000 shares under the 1988 Plan remained available for grants.

  The Plan is administered by the Compensation Committee of the Board of Directors which has sole authority to determine, among other things, the persons to whom options will be granted and the time or times when options become exercisable.

  The following table provides certain information concerning individual grants of stock options under the Company's 1988 Stock Option Plan made during the fiscal year ended January 28, 1995 to each of the Named Executive Officers:


                       OPTION GRANTS IN LAST FISCAL YEAR


                                  Individual Grants                            Potential
                   -----------------------------------------------            Realizable
                               % of Total                                      Value at
                   Number of     Options                                    Assumed Annual
                   Securities  Granted to  Exercise or                      Rates of Stock
                   Underlying  Employees    Base Price                    Price Appreciation
                    Options    In Fiscal     ($ Per     Expiration       For Option Term /(1)/
  Name              Granted      Year         Share)       Date        5%($)              10%($)
  ----             ----------  ----------  -----------  ----------     --------------------------
William Hellman      50,000       86.2%      $1.625      5/26/04       $51,100         $129,500

Clarence Farrar       5,000        8.6%       1.625      5/13/04         5,100           12,950


- - - - --------------------
  /(1)/ Based upon the $1.625 per share market price on the dates of grants and an annual appreciation at the rate stated of such market price through May 2004, the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock. There is no assurance that the stock price will appreciate at the rates shown in the table. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Code and any applicable state laws.

  The following table provides certain information concerning each exercise of stock options under the Company's 1983 and 1988 Stock Option Plans during the fiscal year ended January 28, 1995 by each of the Named Executive Officers and the fiscal year-end value of unexercised options held by such persons under the Company's Stock Option Plans:


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                        Value of Unexercised
                                                Number of                    In-the-Money
                                            Unexercised Options at       Options at Fiscal
                      Shares      Value      Fiscal Year-End (#)         Year-End ($)/(1)/
                   Acquired on   Realized    ------------------          ----------------------
     Name          Exercise (#)  ($)       Exercisable  Unexercisable   Exercisable   Unexercisable
  ------------     ------------  --------  -----------  -------------   -----------   -------------
William Hellman
  1983 Plan             0           --             0            0               --          --
  1988 Plan             0           --       100,000            0          $81,750          --
Lionel Goldblatt
  1983 Plan             0           --        15,000            0           20,700          --
  1988 Plan             0           --        10,000            0           13,800          --
Clarence Farrar
  1983 Plan             0           --             0            0               --          --
  1988 Plan             0           --        13,000            0           12,315          --
Thomas Pabst
  1983 Plan             0           --             0            0               --          --
  1988 Plan             0           --         8,000            0           11,040          --

                           CERTAIN RELATIONSHIPS AND
                       INTERESTS IN CERTAIN TRANSACTIONS

  The Company leases an office from an affiliate of Jupiter with minimum rent of approximately $75,000 through July, 1995.

  Effective as of October 29, 1993, the Company, Sussex Group, Ltd., ("Sussex", an indirect majority-owned subsidiary of the Company and the owner of approximately 35.7% of the outstanding common stock of HKI) and Jupiter entered into a Stock Purchase and Loan Agreement. Under the terms of the agreement, the Company, through Sussex, borrowed $5,075,000 from Jupiter on October 29, 1993. The note was repaid per the terms of the agreement on February 4, 1994 by the transfer of 700,000 shares of HKI common stock from Sussex to Jupiter, along with interest at the prime rate. Effective November 30, 1994, Sussex and Jupiter entered into a Stock Purchase Agreement whereby Sussex sold an additional 100,000 shares of HKI common stock to Jupiter for $800,000.

  The Stock Purchase and Loan Agreement and the Stock Purchase Agreement (the "Agreements") contain an option which allows Sussex to repurchase any or all of the 800,000 HKI shares on or prior to February 4, 1996 for a purchase price ranging from $7.25 to $8.00 per share plus interest on such amount. The Agreements also contain a provision which requires Jupiter to vote the 800,000 HKI shares for the election of a majority of the Board of Directors of HKI as Sussex shall direct. As a result of this voting provision, the Company through Sussex, retains effective control of HKI.

  As a result of the transactions described above, the Company and Jupiter now own 33.5% and 20.4%, respectively, of HKI's outstanding common stock based on the number of HKI shares currently outstanding.

- - - - ------------------
  /(1)/ Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year-end and the exercise price of the options.

                              SHAREHOLDER RETURN
                               PERFORMANCE GRAPH


                      Comparison of Five Year Cumulative
  Total Return Among the Company, the NASDAQ --National Market System-United
                                States Issuers,
                        and the NASDAQ -- Retail Stocks











                                    LEGEND




                         1990    1991     1992     1993     1994     1995
JG Industries, Inc.     $ 100  $ 35.71  $ 57.14  $ 85.71  $ 80.36  $107.43

NASDAQ Stock Market     $ 100    96.91   156.95   176.08   198.58   193.02

NASDAQ Retail Stocks    $ 100   114.84   206.98   185.09   196.30   177.10

  The total return assumes that dividends were re-invested quarterly, and is based on a $100 investment on January 27, 1990. The measurement point for each year beginning 1991 is the end of the Company's fiscal year, which varied from January 25 to January 30.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                        AND CERTAIN COMMITTEES THEREOF

  The Board of Directors has designated an Audit Committee, an Executive Committee and a Compensation Committee, but not a Nominating Committee. Currently, the members of the Audit Committee are Mr. Bynoe, Mr. Dressler and Mr. Jamison (Chairman); and the members of the Executive Committee are Mr. Hellman (Chairman), Mr. Rootberg and Mr. Ross.

  The functions of the Audit Committee include reviewing the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each professional service provided by independent auditors and estimated by management to cost more than 10% of the previous year's audit fee, considering the range of audit and non-audit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations. The Audit Committee met once in fiscal 1995.

  The Executive Committee is authorized to exercise the powers of the Board of Directors in certain business transactions and affairs of the Company during the intervals between meetings of the Board.

  The Board of Directors held a total of five meetings in fiscal 1995. All directors attended at least 80% of all Board meetings, and at least 80% of all meetings of any committee of which such director was a member.

                                  PROPOSAL 1
                                  ----------

                             ELECTION OF DIRECTORS
                             ---------------------


  It is the intention of the persons named in the enclosed proxy, in the absence of contrary instructions, to vote for the election of the nominees named below, each of whom has consented to serve as a director. If at the time of the meeting, however, any of said nominees should be unable to serve as a director, then the persons named in the enclosed proxy, or their substitutes, will, in their discretion, vote for another nominee or nominees. Each of the nominees has been previously elected as a director of the Company. All directors will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified.

                        INFORMATION CONCERNING NOMINEES
                           FOR ELECTION AS DIRECTORS

  The following table respecting the Company's nominees for election to the Board of Directors sets forth the name and age of each nominee, the position or positions held with the Company by each nominee, each nominee's principal occupation or employment, other directorships held by each nominee, the year in which each such person became a director, and the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee or in which such nominee had a beneficial interest as of April 14, 1995. Unless otherwise indicated in the table or a footnote thereto, each nominee's principal occupation has been held since at least January 1, 1990.

                                                                            Approximate
Name, Principal                                    Shares of Common Stock   Percent of
Occupation and                    Director of the  Beneficially Owned On   Class (if more
Other Directorships/(1)/     Age   Company Since       April 14, 1995        than 1%)
- - - - ------------------------     ---  ---------------  ----------------------  --------------
PETER C.B. BYNOE              44       1991               None                   ---
Attorney at Law, Rudnick
& Wolfe; Chairman and CEO
of Telemat, Ltd; Director
of Uniroyal Technology
Corporation; Director of
HKI since 1991.

SHELDON COLLEN                73       1993               None                   ---
Consultant and Attorney
at Law

MAX DRESSLER                  87       1983               None                   ---
Attorney at Law,
Dressler, Goldsmith,
Shore & Milnamow, Ltd.

LIONEL GOLDBLATT              66       1959               182,489                2.6
Vice President of the
Company; Chairman of
Goldblatt's since
February 1986.

WILLIAM HELLMAN               74       1983               275,000                3.8
Chairman and Chief
Executive Officer of
the Company; President
of Goldblatt's since May
1993 and from February
1986 to October 1990;
Chairman and Chief
Executive Officer of
Sussex; Chairman of HKI
since February 1988;
Director of HKI since
September 1986.

CHARLES JAMISON               55       1986               None                   ---
President, Chief
Operating
Officer and Director
of Jupiter; Director of
Integon Corporation;
Director of HKI since
September 1986.

                                                        Approximate
Name, Principal                                    Shares of Common Stock   Percent of
Occupation and                    Director of the  Beneficially Owned On   Class (if more
Other Directorships/(1)/     Age   Company Since       April 14, 1995        than 1%)
- - - - ------------------------     ---  ---------------  ----------------------  --------------
MICHAEL KURZMAN               56       1983                  500                 ---
Executive Vice President
and Treasurer of The
Lurie Company and its
subsidiaries and LaSalle
Security Systems, Inc.;
Director and President of
Lurie Century Associates,
Lurie Columbia Associates,
Inc., Randolph Jefferson,
Inc., and TLC Real Estate,
Inc.; Director of HKI
since April 1993.

PHILIP ROOTBERG/(2)/          77       1983               39,715                 ---
Vice President of the
Company; Senior Partner
of Philip Rootberg &
Company L.L.P., a public
accounting firm; Senior
Executive Vice President
and Director of Jupiter;
Vice President and
Treasurer of HKI since
1989; Director of HKI
since September 1986.

EDWARD ROSS/(2)/              74       1983               None                   ---
Vice Chairman of the
Company; Chairman,
Chief Executive Officer
and Director of Jupiter;
Director of HKI since
September 1986.

WALLACE W. SCHROEDER          70       1992                1,000                 ---
Director of HKI since June
1988; outside consultant
to HKI from September
1987 to May 1988; Vice
President-Chief Financial
Officer of HKI from July
1986 to September 1987.

- - - - ------------------

  /(1)/ Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.

  /(2)/ Messrs. Rootberg and Ross are the beneficial owners of 17,990 and 36,960 shares, respectively, of Jupiter which represents 3.8% and 7.9% respectively, of the outstanding shares of common stock of Jupiter. In addition, Mr. Rootberg is the Co-Executor of The Estate of Jerrold Wexler, which owns approximately 68.4% of the outstanding shares of common stock of Jupiter.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
           OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

                                  PROPOSAL 2
                                  ----------

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. as independent accountants for the Company to audit its consolidated financial statements for the fiscal year ending January 27, 1996 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Coopers & Lybrand L.L.P. also performs certain limited non-audit services for the Company.

  The Board has directed that the appointment of Coopers & Lybrand L.L.P. be submitted to the shareholders for approval. If the shareholders should not such appointment, the Audit Committee and the Board would reconsider the appointment.

  The Company has been advised by Coopers & Lybrand L.L.P. that it expects to have a representative present at the Meeting and that such representative will be available to respond to appropriate questions. Such representative will also have the opportunity to make a statement if he or she desires to do so.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF
    THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS.



                             FINANCIAL STATEMENTS

  The Company's Annual Report to Shareholders for fiscal 1995, including audited financial statements, accompanies this Proxy Statement and shareholders are urged to read such report in its entirety.

                      1996 ANNUAL MEETING OF SHAREHOLDERS

  The 1996 Annual Meeting of Shareholders is presently scheduled to be held on June 4, 1996. Any proposals of shareholders intended to be personally presented at such meeting must be received by the Secretary of the Company no later than February 6, 1996 for inclusion in the Company's Proxy Statement for such meeting.

                           EXPENSES OF SOLICITATION

  The cost of preparing and mailing the notice of meeting, proxy statement and forms of proxy will be paid by the Company. In addition to the cost of mailing copies of this material to shareholders, the Company will request banks and brokers to forward copies of such materials to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith, which expenses are estimated not to exceed $5,000.

                                 OTHER MATTERS

  The only other business to be presented at the meeting, of which the directors and officers have knowledge, will be the approval of the minutes of the last meeting of shareholders, but it is not intended that action taken under the proxies will constitute approval of the matters referred to in such minutes. If any other matters are properly presented at the meeting for action, it is intended that the shares represented by proxies will be voted on such matters in the discretion of the persons named therein.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), directors, officers and beneficial owners of more than 10% of the Company's equity securities (each a "Reporting Person") must file certain reports, known as Forms 3, 4 and 5, with the SEC upon the occurrence of certain events, primarily the acquisition or disposition of shares of Common Stock (or options to acquire Common Stock) by such persons.

Form 3 is an Initial Statement of Beneficial Ownership, and is required to be filed within 10 days of a person becoming a Reporting Person. Jupiter Industries, Inc., became an owner of more than 10% of the Company's Common Stock on February 7, 1994, so its Form 3 was due February 17, 1994, but it was filed with the SEC one day late on February 18, 1994.

Form 4 is a Statement of Changes in Beneficial Ownership, and is required to be filed within 10 days of the end of a month in which a Reporting Person acquires or disposes of common Stock. Philip Rootberg, an officer and director of the Company, filed one Form 4 late in fiscal 1995, 13 days after such filing was required.

Based solely on a review of the Forms 3, 4 and 5 filed with the Company and on certain representations made to the Company, the Company does not know of any failures to file a required form or of any late filings under Section 16(a) of the Securities Exchange Act other than those set forth above.

- - - - -------------------------------------------------------------------------------

P R O X Y

                              JG INDUSTRIES, INC.
                             1615 W. CHICAGO AVENUE
                            CHICAGO, ILLINOIS 60622

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints EVELYN P. EGAN and IRWIN S. SELIN and either of them, as proxies, with power to appoint substitutes, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of JG Industries, Inc., held of record by the undersigned at the close of business on April 28, 1995 at the Annual Meeting of Shareholders to be held on June 6, 1995 at 10:00 a.m., Chicago time, at the Bank of America, Conference Center, 13th Floor, 231 South LaSalle Street, Chicago, Illinois, and any adjournment or ad-journments thereof, as follows:

                                            (change of address/comments)

Election of Directors, Nominees:            -----------------------------------
Peter C.B. Bynoe, Sheldon Collen, Max
Dressler, Lionel Goldblatt, William         -----------------------------------
Hellman, Charles Jamison, Michael
Kurzman, Philip Rootberg, Edward Ross,      -----------------------------------
and Wallace W. Schroeder
                                            -----------------------------------
                                            (If you have written in the above
                                            space, please mark the corresponding
                                            box on the reverse side of this
                                            card)
                                                                  -------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                  -------------
- - - - -------------------------------------------------------------------------------

- - - - -------------------------------------------------------------------------------
         Please mark your                                         |      8119
   [X]   votes as in this     -----                               -----
         example.             |


       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
   DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO
   CONSTITUTE DIRECTION TO VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW.
- - - - -------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
- - - - -------------------------------------------------------------------------------
1. Election of Directors

         FOR          WITHHELD
         [_]            [_]

For, except vote withheld from the following nominee(s):

- - - - --------------------------------------------------------

2. Proposal to approve the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company:

         FOR          AGAINST          ABSTAIN
         [_]            [_]              [_]

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting.

         FOR          AGAINST          ABSTAIN
         [_]            [_]              [_]

                      [_]  Change of Address/Comments
                           on Reverse Side
- - - - -------------------------------------------------------------------------------

                                              The signer hereby revokes all
                                            proxies heretofore given by the
                                            signer to vote at said meeting or
                                            any adjournments thereof.

                                            Please sign exactly as name appears
                                            hereon. Joint owners should each
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such.


                                            -----------------------------------


                                            -----------------------------------
                                              SIGNATURE(S)             DATE
- - - - -------------------------------------------------------------------------------